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                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 18, 1997 ("Agreement"), between Enterprise Federal Bancorp, Inc. ("Bancorp"), an Ohio corporation and Enterprise Federal Savings Bank (the "Bank), a federally chartered savings bank and a wholly- owned subsidiary of Bancorp, and North Cincinnati Savings Bank ("NCSB"), an Ohio chartered savings bank.

                                  WITNESSETH:

         WHEREAS, the Boards of Directors of Bancorp, the Bank and NCSB have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of NCSB with and into the Bank subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the willingness of Bancorp and the Bank to enter into this Agreement, certain directors and stockholders of NCSB are concurrently entering into a Stockholder Agreement with Bancorp and the Bank (the "Stockholder Agreement"), in substantially the form attached hereto as Appendix A, pursuant to which, among other things, such stockholders agree to vote their shares of NCSB Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.01. THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between the Bank and NCSB, a copy of which is attached hereto as Appendix B, at the Effective Time (as defined in Section 1.02 hereof), NCSB shall be merged with and into the Bank in accordance with Title 11, Chapter 1161 and Title 17, Chapter 1701 of the Ohio Revised Code ("ORC") and 12 C.F.R. Section 563.22 (the "Merger"), with the Bank as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share of common stock, par value $1.00 per share, of NCSB ("NCSB Common Stock") outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Ohio law (the "NCSB Dissenting Shares") and shares held by NCSB (including treasury shares) or Bancorp or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger


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and without any further action by the holder thereof, be converted into and represent the right to receive either shares of common stock, par value $.01 per share, of Bancorp ("Bancorp Common Stock"), $18.50 in cash or a combination thereof ("Merger Consideration"), as provided in Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger.

         1.02. EFFECTIVE TIME. The Merger shall become effective upon the occurrence of the filing of Articles of Combination with the Office of Thrift Supervision ("OTS") and a Certificate of Merger with the Secretary of State of Ohio, unless a later date and time is specified as the effective time in such Articles of Combination and Certificate of Merger ("Effective Time").
A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Bancorp in West Chester, Ohio or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Bancorp, the Bank and NCSB the opinions, certificates and other documents required to be delivered under Article V hereof.

         1.03 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of NCSB Common Stock:

         (a) Each share of Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

         (b) All shares of NCSB Common Stock owned by NCSB (including treasury shares) or Bancorp or any of their respective wholly-owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Bancorp Common Stock, cash or other consideration.

         (c) (1) Subject to Sections 1.05, 1.07 and 1.08 hereof each share of NCSB Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 1.03(b) or NCSB Dissenting Shares) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof:

                  (i) the number of shares of Bancorp Common Stock which is equal to (the "Exchange Ratio") (A) if the Average Share Price (as defined below) is equal to or less than $22.00 but equal to or greater than $15.00, the quotient, rounded to four decimal places, determined by dividing (x) $18.50 by (y) the Average Share Price, (B) if the Average Share Price is less than $15.00, 1.2333 shares or (C) if the Average Share Price is greater than $22.00, 0.8409 shares (the "Per Share Stock Consideration"), or

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                  (ii)     a cash amount equal to $18.50 per share of NCSB
         Common Stock (the "Per Share Cash Consideration").

                  (2) For purposes of this Agreement the "Average Share Price" shall mean the daily average of the high bid and low asked price per share of Bancorp Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), as of the close of trading for each of the 20 trading days ending at the close of business on the business day immediately preceding the Effective Time.

         1.04     ELECTION AND EXCHANGE PROCEDURES

         (a) Bancorp shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this section and Section 1.05. No later than three business days following the Effective Time, Bancorp shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of NCSB Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of NCSB Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of NCSB Common Stock in exchange for the consideration set forth in Section 1.03(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Bancorp and NCSB shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive the Per Share Stock Consideration (a "Stock Election") with respect to all such holder's NCSB Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive the Per Share Cash Consideration (a "Cash Election") with respect to all such holder's NCSB Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of NCSB Common Stock (the "No-Election Shares"). Any shares of NCSB Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as hereinafter defined), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any NCSB Dissenting Shares shall be deemed to be Cash Election Shares.

         (b) The term "Election Deadline," as used below, shall mean 5:00 p.m., Eastern Time, on the 15th business day following but not including the date of mailing of the Election Form or such other date as Bancorp and NCSB shall mutually agree upon.

         (c) Any election to receive the Per Share Stock Consideration or the Per Share Cash Consideration shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will

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be properly completed only if accompanied by certificates representing all shares of NCSB Common Stock covered thereby, subject to the provisions of subsection (h) below of this Section 1.04. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing NCSB Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         (d) Notwithstanding any other provision contained herein or in any Election Form, the effectiveness of elections to receive the Per Share Stock Consideration or the Per Share Cash Consideration by holders of NCSB Common Stock herein provided for shall be subject to the following:

                  (i) the aggregate number of Cash Election Shares may not exceed the number of shares of NCSB Common Stock equal to 40% of the shares of NCSB Common Stock outstanding at the Effective Time (the "Maximum Cash Election Number"); and

                  (ii) the aggregate number of Stock Election Shares may not exceed the number of shares of NCSB Common Stock equal to 75% of the shares of NCSB Common Stock outstanding at the Effective Time, provided, however, that Bancorp may permit a greater percentage in its sole discretion (the "Maximum Stock Election Number").

         (e) If the aggregate number of Cash Election Shares exceeds the Maximum Cash Election Number, all Stock Election Shares and all No-Election Shares outstanding at the Effective Time shall be converted into the right to receive the Per Share Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration in the following manner:

                  each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest $.01, of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Bancorp Common Stock equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and
                  (y) a number equal to one minus the Cash Fraction.

         (f) If the aggregate number of Stock Election Shares exceeds the Maximum Stock Election Number, all Cash Election Shares and all No-Election Shares shall be converted into

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the right to receive the Per Share Cash Consideration, and all Stock Election
Shares shall be converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration in the following manner:

                  each Stock Election Share shall be converted into the right to receive (i) a number of shares of Bancorp Common Stock equal to the product, rounded to four decimal places, of (x) the Per Share Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Maximum Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest $.01 of (x) the Per Share Cash Consideration and (y) a number equal to one minus the Stock Fraction.

         (g) In the event that the number of Cash Election Shares does not exceed the Maximum Cash Election Number and the number of Stock Election Shares does not exceed the Maximum Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration. The Exchange Agent shall consider the allocation with respect to No-Election Shares only following consideration of those NCSB stockholders who have made Stock Elections and Cash Elections. With respect to NCSB stockholders who have No-Election Shares, the Exchange Agent will attempt to provide for Per Share Cash Consideration equal to 100% of the Merger Consideration; provided, however, that to the extent that it is not possible to provide for such allocation and still stay within the parameters in
Section 1.04(d), the Exchange Agent will allocate on a pro rata basis so that the result provided in Section 1.04(d) will be attained.

         (h) At the Effective Time, Bancorp shall deliver to the Exchange Agent the number of shares of Bancorp Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of NCSB Common Stock and invested only in FDIC-insured deposit accounts issued by the Exchange Agent (or an FDIC-insured affiliate of the Exchange Agent), direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). Within five business days after the Election Deadline, the Exchange Agent shall distribute Bancorp Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Bancorp Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

         (i) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of NCSB Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof


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by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Bancorp Common Stock and/or the amount of cash into which the aggregate number of shares of NCSB Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of NCSB Common Stock have been converted into Bancorp Common Stock, any other distribution theretofore paid with respect to Bancorp Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented NCSB Common Stock (other than NCSB Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Bancorp Common Stock and/or the right to receive the amount of cash into which such NCSB Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of NCSB of certificates representing shares of NCSB Common Stock and if such certificates are presented to NCSB for transfer, they shall be cancelled against delivery of certificates for Bancorp Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Bancorp Common Stock under this Section 1.04 until such person surrenders the certificate or certificates representing NCSB Common Stock, at which time such dividends shall be remitted to such person, without interest.

         (j) Bancorp shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Bancorp Common Stock to which a holder of NCSB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of NCSB Common Stock for exchange as provided in this
Section 1.04, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Bancorp. If any certificates evidencing shares of Bancorp Common Stock are to be issued in a name other than that in which the certificate evidencing NCSB Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (k) Any portion of the shares of Bancorp Common Stock and cash delivered to the Exchange Agent by Bancorp pursuant to Section 1.04(h) that remains unclaimed by the shareholders of NCSB for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any shareholders of NCSB who have not theretofore complied with Section 1.04(i) shall thereafter look only to

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Bancorp for the consideration deliverable in respect of each share of NCSB
Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of NCSB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Bancorp Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of NCSB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Bancorp Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Bancorp Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         1.06 WITHHOLDING RIGHTS. Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of NCSB Common Stock such amounts as Bancorp is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of NCSB Common Stock in respect of which such deduction and withholding was made by Bancorp.

         1.07     DISSENTING SHARES.

                  (a) Each outstanding share of NCSB Common Stock the holder of which has perfected his right to dissent under the Ohio General Corporation Law ("OGCL") and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. NCSB shall give Bancorp prompt notice upon receipt by NCSB of any such written demands for payment of the fair value of such shares of NCSB Common Stock and of withdrawals of such demands and any other instruments provided

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pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting NCSB Shareholder"). Any payments made in respect of NCSB Dissenting Shares shall be made by the Surviving Corporation or Bancorp. If any NCSB Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of NCSB Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement and shall be treated as No-Election Shares. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Bancorp Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration as Bancorp shall determine.

         (b) No holder of Bancorp Common Stock shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

         1.08 ANTI-DILUTION PROVISIONS. The Exchange Ratio shall be subject to appropriate proportionate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Bancorp Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Bancorp's capitalization.

         1.09 ADDITIONAL ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of NCSB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, NCSB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of NCSB or otherwise to take any and all such action.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF NCSB

         References to "NCSB Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and

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subsections of Article II of this Agreement, which have been delivered by NCSB to Bancorp and the Bank. NCSB hereby represents and warrants to Bancorp as follows as of the date hereof:

         2.01.    CORPORATE ORGANIZATION.

         (a) NCSB is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of Ohio. NCSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB Disclosure Schedule 2.01(a) sets forth true and complete copies of the Amended Articles of Incorporation, Constitution and Bylaws of NCSB as in effect on the date hereof.

         (b) The only direct or indirect subsidiary of NCSB is North Cincinnati Service Corporation (the "NCSB Subsidiary"). The NCSB Subsidiary
(i) is duly organized, validly existing and in good standing under the laws of Ohio (ii) has the corporate power and authority to own or lease all of its properties and assets, and (ii) since January 1, 1992, has not conducted any business and has had only nominal assets. Except as set forth in NCSB Disclosure Schedule 2.01(b), NCSB does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         2.02. CAPITALIZATION. The authorized capital stock of NCSB consists of 5,000,000 shares of NCSB Common Stock, of which 396,750 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of NCSB have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. NCSB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of NCSB or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         2.03.    AUTHORITY; NO VIOLATION.

         (a) Subject to the adoption of this Agreement and the Agreement of Merger by the stockholders of NCSB, NCSB has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of NCSB. Except for the adoption by NCSB's stockholders of this Agreement and the

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Agreement of Merger, no other corporate proceedings on the part of NCSB are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by NCSB and constitute valid and binding obligations of NCSB, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) Neither the execution and delivery of this Agreement and the Agreement of Merger by NCSB, nor the consummation by NCSB of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by NCSB with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended Articles of Incorporation, Constitution or Bylaws of NCSB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to NCSB or any of its properties or assets, or (iii) except as disclosed in NCSB Disclosure Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NCSB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NCSB is a party, or by which any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of NCSB and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in NCSB Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Ohio Superintendent of Savings Banks (the "Superintendent"), the Federal Deposit Insurance Corporation ("FDIC"), the Secretary of State of the State of Ohio and the stockholders of NCSB, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of NCSB in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by NCSB and (b) the consummation by NCSB of the Merger and the other transactions contemplated hereby and by the Agreement of Merger.

         2.04.    FINANCIAL STATEMENTS.

         (a) NCSB has previously delivered to Bancorp copies of the consolidated statements of financial condition of NCSB as of December 31, 1996, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, in each case accompanied by the audit reports of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement

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of financial condition of NCSB as of March 31, 1997 and the related unaudited consolidated statement of operations, shareholders' equity and cash flows for the three months ended March 31, 1997 and 1996. The consolidated statements of financial condition of NCSB referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of NCSB to be delivered by NCSB pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of NCSB as of the respective dates set forth therein, and the related consolidated statements of operations, shareholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, shareholders' equity and cash flows of NCSB for the respective periods or as of the respective dates set forth therein (it being understood that NCSB's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of NCSB, necessary for a fair presentation of such financial statements).

         (b)      Each of the financial statements referred to in this Section
2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of NCSB are being maintained in material compliance with applicable legal and accounting requirements.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto, and except for liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, NCSB does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of NCSB.

         2.05.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

         (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of NCSB since March 31, 1997 and to the best knowledge of NCSB, no fact or condition exists which NCSB believes will cause such a material adverse change in the future.

         (b) Except as set forth in NCSB Disclosure Schedule 2.05(a), NCSB has not taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1997 and the date hereof.

         2.06.    LEGAL PROCEEDINGS.  Except as disclosed in NCSB
Disclosure Schedule 2.06, NCSB is not a party to any, and there are no pending or, to the best knowledge of NCSB, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against NCSB, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of NCSB will not have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB is not a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of NCSB.

         2.07.    TAXES AND TAX RETURNS.

         (a) NCSB has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Bancorp) and (ii) have not finally been determined. NCSB has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in NCSB Disclosure
Schedule 2.07(a), (i) the federal income tax returns of NCSB have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Ohio income tax returns of NCSB have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon NCSB, nor has NCSB given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b)      Except as set forth in NCSB Disclosure Schedule 2.07(b), NCSB
(i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by NCSB (nor does NCSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon NCSB.

         2.08.    EMPLOYEE BENEFIT PLANS.

         (a) Each employee benefit plan currently maintained by NCSB or arrangement of NCSB which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in NCSB Disclosure Schedule 2.08(a) ("NCSB Plans"). NCSB has previously furnished to Bancorp true and complete copies of each of the NCSB Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified NCSB Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified NCSB Plans.

         (b) Each NCSB Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) Neither NCSB nor the NCSB Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) Neither NCSB nor, to the best knowledge of NCSB, any trustee, fiduciary or administrator of an NCSB Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject NCSB, or, to the best knowledge of NCSB, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

         (e) No NCSB Plan or any trust created thereunder has been terminated.

         (f) No NCSB Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (g) Each of the NCSB Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and NCSB is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

         2.09.    SECURITIES DOCUMENTS AND REGULATORY REPORTS.

         (a) NCSB has previously delivered or made available to Bancorp a complete copy of each final registration statement, offering circular, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by NCSB to its stockholders as a class since January 1, 1996, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) NCSB has duly filed with the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and NCSB has delivered or made available to Bancorp accurate and complete copies of such reports. NCSB Disclosure Schedule 2.09(b) lists all examinations of NCSB conducted by the applicable regulatory authorities since January 1, 1992 and the dates of any responses thereto submitted by NCSB. In connection with the most recent examinations of NCSB by the applicable regulatory authorities, NCSB was not required to correct or change any action, procedure or proceeding which NCSB believes has not been now corrected or changed as required.

         2.10. NCSB INFORMATION. None of the information relating to NCSB to be contained in (i) the Registration Statement on Form S-4 to be filed by Bancorp in connection with the issuance of shares of Bancorp Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of NCSB in connection with the solicitation of their adoption of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Proxy Statement/Prospectus"), as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of NCSB and up to and including the date(s) of the meetings of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         2.11.    COMPLIANCE WITH APPLICABLE LAW.

         (a) NCSB has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of NCSB taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of NCSB, no suspension or cancellation of any of the same is threatened.

         (b) NCSB is not in violation of its Amended Articles of Incorporation, Code of Regulation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of NCSB, and NCSB has not received any notice or communication from any federal, state or local governmental authority asserting that NCSB is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of NCSB. NCSB is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

         2.12.    DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

         (a) The deposit accounts of NCSB are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and NCSB has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) NCSB is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) NCSB is a "qualified thrift lender," as such term is defined in the Home Owners' Loan Act ("HOLA") and the regulations thereunder.

         (d) NCSB has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         2.13.    CERTAIN CONTRACTS.

         (a) Except as disclosed in NCSB Disclosure Schedule 2.13(a), NCSB is not a party to, is not bound or affected by, does not receive, or is not obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by NCSB or the guarantee by NCSB of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of NCSB, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of NCSB upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which NCSB is a party or by which any of the same is bound which limits the freedom of NCSB to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Superintendent, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to NCSB's Annual Report on Form F-2 under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which NCSB is a party and which is material to the business, operations, assets or financial condition of NCSB (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) NCSB is not in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of NCSB or the transactions contemplated hereby, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         2.14.    PROPERTIES AND INSURANCE.

         (a) All real and personal property owned by NCSB or presently used by it in its business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of NCSB in the ordinary course of business consistent with its past practices. NCSB has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in NCSB's consolidated statement of financial condition as of March 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of NCSB, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. NCSB as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by it in all material respects as presently occupied, used, possessed and controlled by NCSB and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. NCSB Disclosure Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which NCSB acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

         (b) The business operations and all insurable properties and assets of NCSB are insured for its benefit against all risks which, in the reasonable judgment of the management of NCSB, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of NCSB adequate for the business engaged in by NCSB. As of the date hereof, NCSB has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         2.15.    ENVIRONMENTAL MATTERS.  For purposes of this
Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C.
Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C.
Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by NCSB or those properties which serve as collateral for loans owned by NCSB.

         (a) To the actual knowledge of NCSB, NCSB has not been and is not in violation of or liable under any Environmental Law, except as set forth in NCSB Disclosure Schedule 2.15(a).

         (b) To the actual knowledge of NCSB, none of the Loan Portfolio Properties and Other Properties Owned by NCSB has been or is in violation of or liable under any Environmental Law, except as set forth in NCSB Disclosure
Schedule 2.15(b).

         (c) To the best knowledge of NCSB, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by NCSB under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of NCSB.

         2.16.    ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED.
The allowance for loan losses reflected on NCSB's consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of NCSB's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

         2.17. MINUTE BOOKS. Since January 1, 1994, the minute books of NCSB contain complete and accurate records of all meetings and other corporate action held or taken by its Boards of Directors (including committees of its Board of Directors) and stockholders.

         2.18.    BROKER FEES.  Except as set forth in NCSB Disclosure
Schedule 2.18, none of NCSB, the NCSB Subsidiary or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.19. DISCLOSURES. No representation or warranty contained in Article II of this Agreement, and no statement contained in the NCSB Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK

         References to "Bancorp Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Bancorp to NCSB. Bancorp and the Bank hereby represent and warrant to NCSB as follows as of the date hereof:

         3.01.    CORPORATE ORGANIZATION.

         (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp is registered as a thrift holding company under the HOLA. Bancorp Disclosure Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of Bancorp and the Bank as in effect on the date hereof.

         (b) The only direct or indirect active subsidiary of Bancorp is the Bank. The Bank (i) is duly organized, validly existing and in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Bancorp and the Bank are in good standing with their appropriate federal thrift regulatory agencies, and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Other than the Bank and Mid-Miami Service Corp. (which is currently inactive), Bancorp does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         3.02. CAPITALIZATION. The authorized capital stock of Bancorp consists of 4,000,000 shares of Bancorp Common Stock, of which 2,000,828 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Bancorp, and all issued and outstanding shares of capital stock of the Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of the Bank are owned by Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except for options to purchase 226,860 shares of Bancorp Common Stock which have been granted pursuant to Bancorp's 1994 Stock Option Plan (or options granted by Bancorp pursuant thereto after the date hereof), and except for unvested awards for 55,537 shares of Bancorp Common Stock (which are included in the number of issued and outstanding shares) which have been granted pursuant to Bancorp's Recognition and Retention Plan and Trust (or awards granted by Bancorp pursuant thereto after the date hereof), neither Bancorp nor the Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Bancorp or the Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         3.03.    AUTHORITY; NO VIOLATION.

         (a) Each of Bancorp and the Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Bancorp and the Bank, and no other corporate proceedings on the part of Bancorp and the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Bancorp and the Bank and constitutes a valid and binding obligation of Bancorp and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

         (b) The Bank has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by the Bank and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of the Bank and by Bancorp as the sole stockholder of the Bank, and no other corporate proceedings on the part of the Bank are necessary to consummate the transactions so contemplated. The Agreement of Merger has been duly and validly executed and delivered by the Bank and constitutes a valid and binding obligation of the Bank, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the direction of the appropriate court.

         (c) None of the execution and delivery of this Agreement by Bancorp and the Bank and of the Agreement of Merger by the Bank, nor the consummation by Bancorp and the Bank of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by Bancorp with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of Bancorp or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancorp or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Bancorp or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancorp or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Superintendent and the OTS, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Bancorp or the Bank in connection with (a) the execution and delivery of this Agreement by Bancorp and the Bank and of the Agreement of Merger by the Bank and (b) the consummation by Bancorp and the Bank of the transactions contemplated hereby and by the Agreement of Merger.

         3.04.    FINANCIAL STATEMENTS.

         (a) Bancorp has previously delivered to NCSB copies of the consolidated statements of financial condition of Bancorp as of September 30, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1996, 1995 and 1994, in each case accompanied by the audit report of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Bancorp as of March 31, 1997 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the six months ended March 31, 1997 and 1996. The consolidated statements of financial condition of Bancorp referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Bancorp to be delivered by Bancorp pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Bancorp as of the respective dates set forth therein, and the related consolidated statements of earnings, stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated earnings, stockholders' equity and cash flows of Bancorp for the respective periods or as of the respective dates set forth therein (it being understood that Bancorp's interim financial statements are not audited and are not prepared with all related notes but reflect all adjustments which are, in the opinion of Bancorp, necessary for a fair presentation of such financial statements).

         (b)      Each of the financial statements referred to in this Section
3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Bancorp and the Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this Section 3.04 or the notes thereto or liabilities incurred since March 31, 1997 in the ordinary course of business and consistent with past practice, neither Bancorp nor the Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of Bancorp and the Bank taken as a whole since March 31, 1997 and to the best knowledge of Bancorp and the Bank, no fact or condition exists which Bancorp or the Bank believes will cause such a material adverse change in the future.

         3.06. LEGAL PROCEEDINGS. Neither Bancorp nor the Bank is a party to any, and there are no pending or, to the best knowledge of Bancorp and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Bancorp or the Bank, except such proceedings, claims actions or governmental investigations which in the good faith judgment of Bancorp and the Bank will not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.
Neither Bancorp nor the Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

         3.07.    SECURITIES DOCUMENTS AND REGULATORY REPORTS.

         (a) Bancorp has previously delivered or made available to NCSB a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Bancorp to its stockholders as a class since January 1, 1994, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Each of Bancorp and the Bank has duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Bancorp and the Bank have delivered or made available to NCSB accurate and complete copies of such reports. Bancorp Disclosure Schedule 3.07(b) lists all examinations of Bancorp or of the Bank conducted by the applicable thrift regulatory authorities since January 1, 1994 and the dates of any responses thereto submitted by Bancorp or the Bank. In connection with the most recent examinations of Bancorp or the Bank by the applicable thrift regulatory authorities, neither Bancorp nor the Bank was required to correct or change any action, procedure or proceeding which Bancorp or the Bank believes has not been now corrected or changed as required.

         3.08. BANCORP INFORMATION. None of the information relating to Bancorp and the Bank to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus, as of the date such Proxy Statement/Prospectus is mailed to stockholders of NCSB and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         3.09.    COMPLIANCE WITH APPLICABLE LAW.

         (a) Each of Bancorp and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Bancorp and the Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither Bancorp nor the Bank is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole; and neither Bancorp nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that Bancorp or the Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. Neither Bancorp nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

       3.10.      DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

         (a) The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) The Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) The Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         3.11.    BROKER FEES.  Except as set forth in Bancorp
Disclosure Schedule 3.11, neither Bancorp nor the Bank, nor any of their respective directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.12. DISCLOSURES. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Bancorp Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         3.13. MINUTE BOOKS. Since January 1, 1994, the minute books of Bancorp and the Bank contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of their Board of Directors) and stockholders.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01. CONDUCT OF THE BUSINESS OF NCSB. During the period from the date hereof to the Effective Time, NCSB shall conduct its business and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Bancorp, which consent shall not be unreasonably withheld. NCSB shall use its best efforts to (i) preserve its business organization intact, (ii) keep available for itself, Bancorp and the Bank the present services of the employees of NCSB, and (iii) preserve for itself, Bancorp and the Bank the goodwill of the customers of itself and others with whom business relationships exist.

         4.02. NEGATIVE COVENANTS. NCSB agrees that from the date hereof to the Effective Time, except as otherwise approved by Bancorp in writing or as permitted or required by this Agreement, NCSB will not:

         (i) change any provision of the Articles of Incorporation, Code of Regulations or Bylaws of NCSB;

         (ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of NCSB, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of NCSB;

         (iv) grant any severance or termination pay (other than pursuant to binding contracts of NCSB in effect on the date hereof and disclosed to Bancorp on NCSB Disclosure Schedule 2.13(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of non-officer employees, such as may be granted in the ordinary course of business and consistent with past practices and policies;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Bancorp, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

         (vi) sell or dispose of any material assets other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) enter into any new capital commitments or make any capital expenditures other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in NCSB Disclosure Schedule 4.02(vii);

         (viii) file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in 12 C.F.R. Section 561.5 and 12 C.F.R.
Section 563.41, respectively;

         (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiii) NCSB shall not incur any liability for borrowed money except extensions of credit from the FHLB of Cincinnati (in which no single transaction shall exceed $2,000,000) in the ordinary course of business, or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.14(a).

         (xiv) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xv)     agree to do any of the foregoing.

         4.03. NO SOLICITATION. NCSB shall not, and NCSB shall not authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NCSB to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Bancorp and the Bank) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving NCSB (an "Acquisition Transaction"); provided, however, that NCSB may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of NCSB, after reviewing the written legal advice of its counsel, determines in good faith that the failure to furnish information in response to such unsolicited inquiries is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law. NCSB shall promptly communicate to Bancorp the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide Bancorp with copies of (i) any written legal advice provided to the Board of Directors of NCSB, (ii) all such written inquiries or proposals and
(iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

         4.04. CURRENT INFORMATION. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form F-4) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form F-2). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with generally accepted accounting principles.

         4.05.    ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

         (a) NCSB shall permit Bancorp and its representatives reasonable access to its properties and shall disclose and make available to Bancorp all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of NCSB, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable interest. NCSB shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. NCSB will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. NCSB shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Bancorp and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by Bancorp to NCSB and its representatives to the extent necessary to enable NCSB to satisfy its due diligence obligations with respect to Bancorp.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes.
The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, NCSB shall invite one person (to be designated by Bancorp) to attend all meetings of the Board of Directors of NCSB; provided, however, that NCSB may excuse the representative of Bancorp from any discussion of an Acquisition Transaction or any other matter in which NCSB and Bancorp may have conflicting interests.

         4.06.    REGULATORY MATTERS.

         (a) Each of NCSB, Bancorp and the Bank shall cooperate with the other and use its best efforts to prepare and file as soon as practicable after the date of this Agreement all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         4.07. APPROVAL OF STOCKHOLDERS. NCSB will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger,
(b) recommend to its stockholders the adoption of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, unless the Board of Directors of NCSB determines based on the written legal advice of its counsel that such recommendation is likely to be deemed to constitute a breach of their fiduciary duties under applicable Ohio law, and
(c) cooperate and consult with Bancorp and the Bank with respect to the foregoing matters.

         4.08. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.09. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by NCSB with the covenants set forth in Section 4.01 hereof.

         4.10. PUBLIC ANNOUNCEMENTS. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.11. FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1998 and that it will not waive that condition, it will promptly notify the other party. Bancorp and NCSB will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         4.12.    CERTAIN POST-MERGER AGREEMENTS.

         The parties hereto agree to the following arrangements following the Effective Time:

         (a) Boards of Directors of Bancorp and the Bank. Effective as of the Effective Time, the number of directors of both Bancorp and the Bank shall be increased by one, and Bancorp and the Bank shall appoint David G. Hendy as a director of each of Bancorp and the Bank to serve until the next annual meeting of stockholders of Bancorp, at which time such person will be nominated for election as a director for a two-year term. If such director nominee is elected by Bancorp's stockholders as a director of Bancorp for a two-year term, then Bancorp as the sole stockholder of the Bank shall also elect such person as a director of the Bank for a term of two years.

         (b) Advisory Board of Directors. The remaining non-employee directors of NCSB as of the Effective Time shall be requested by Bancorp to serve as an Advisory Board for a term of three years following the Effective Time, and each of such persons shall be paid an Advisory Board fee of $3,105 per quarterly meeting.

         (c) Officers and Employees of NCSB. Bancorp and the Bank agree to honor the terms of NCSB's Employment Agreement with Michael W. Kelley as set forth in NCSB Disclosure Schedule 2.13(a). In addition, the Bank anticipates retaining all full-time persons who are officers and employees of NCSB as of both the date of this Agreement and the Effective Time for a period of not less than six (6) months subsequent to the Effective Time, except in the event of termination for cause. Any full-time employee who is terminated within six months from the Effective Time, except for those individuals terminated for cause, shall be entitled to severance pay equal to one week of salary for each full year employed by NCSB with a minimum of four weeks severance pay and a maximum of 26 weeks of severance pay.

         (d)      Employee Benefit Plans.  Subject to the provisions of this
Section 4.12, all employees of NCSB immediately prior to the Effective Time who are employed by Bancorp or the Bank (the "Employers") immediately following the Effective Time ("Transferred

Employees") will be covered by the Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Bancorp and the Bank may determine to continue any of the NCSB benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of NCSB's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Service to NCSB by a Transferred Employee prior to the Effective Time shall be recognized as service to the Employers for purposes of eligibility to participate under the Employers' sick leave policies, paid vacation policies, and medical, long-term disability and life insurance plans. In addition, for purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under Bancorp's Employee Stock Ownership Plan and defined benefit plan, Bancorp shall recognize years of service with NCSB. Bancorp and the Bank agree that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by NCSB on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

         If the Effective Time occurs after November 30, 1997, NCSB may, prior to the Effective Time (i) conduct employee reviews in December 1997 and implement salary increases effective January 1, 1998 in an amount not to exceed on a percentage basis the increase in the Consumer Price Index for the then most recently available 12-month period, and (ii) make a contribution to the NCSB defined contribution plan in an amount not to exceed 4% of total compensation.

         (e) Indemnification. From and after the Effective Time through the third anniversary of the Effective Time, Bancorp shall indemnify and hold harmless each present and former director, officer and employee of NCSB determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Amended Articles of Incorporation, Code of Regulations or other governing instrument and Bylaws of NCSB as in effect on the date hereof.

         Any Indemnified Party wishing to claim indemnification under this
Section 4.12(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Bancorp, but the failure to so notify shall not relieve Bancorp of any liability it may have to such Indemnified Party if such failure does not materially prejudice Bancorp. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Bancorp, and Bancorp shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Bancorp shall not be liable for any settlement effected without its prior written consent.

         In the event that Bancorp or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 4.12(e), which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

         (f) Insurance. Bancorp and the Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties for a period of three (3) years after the Effective Time on terms generally no less favorable than the NCSB policy in effect on the date of this Agreement.

         4.13 OTHER ACQUISITION TRANSACTIONS. Bancorp agrees that from the date hereof to the Effective Time, except as otherwise approved by NCSB in writing, Bancorp will not, nor will Bancorp permit the Bank to, participate in any merger, consolidation or other transaction in which Bancorp is not the surviving entity or sell, transfer or otherwise dispose of all or substantially all of its or the Bank's assets or deposit liabilities or the capital stock of the Bank.


                                   ARTICLE V

                               CLOSING CONDITIONS

         5.01. CONDITIONS TO THE PARTIES' OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory or governmental approvals and consents (including without limitation the requisite approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of NCSB to Bancorp and the Bank; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by Bancorp, the Bank and NCSB, including adoption by the requisite vote of the stockholders of NCSB of this Agreement and the Agreement of Merger.

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Bancorp, the Bank or NCSB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

         (d) The Form S-4 shall have become effective under the 1933 Act, and Bancorp shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Bancorp Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The parties shall have received, in form and substance reasonably satisfactory to them, an opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by Bancorp, the Bank or NCSB (i) upon the transfer of NCSB's assets to the Bank in exchange for Bancorp Common Stock, cash and the assumption of NCSB's liabilities or (ii) upon the distribution of such Bancorp Common Stock and cash to NCSB stockholders.

         5.02.    CONDITIONS TO THE OBLIGATIONS OF BANCORP AND THE
BANK UNDER THIS AGREEMENT. The obligations of Bancorp and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Bancorp and the Bank:

         (a) Each of the obligations of NCSB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of NCSB contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of NCSB, and Bancorp and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of NCSB, or (iii) with respect to changes in the financial condition of NCSB attributable to actual or unrealized losses on securities held for sale as of the date of this Agreement.

         (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of NCSB to Bancorp and the Bank.

         (c) Holders of NCSB Common Stock who dissent from the Merger pursuant to Sections 1161.02 and 1701.84 of the ORC by meeting the requirements set forth in Section 1701.85 of the ORC shall not hold more than 10% of the NCSB Common Stock immediately prior to the Effective Time.

         (d) Each stockholder of NCSB who is a NCSB Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of Bancorp Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until Bancorp has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

         (e) NCSB shall have furnished Bancorp and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Bancorp and the Bank may reasonably request.

         (f) Bancorp and the Bank shall have received the written opinion of Vorys, Sater, Seymour and Pease, dated the date of the Closing, that addresses the matters set forth in Appendix C hereto.

         5.03. CONDITIONS TO THE OBLIGATIONS OF NCSB UNDER THIS AGREEMENT. The obligations of NCSB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by NCSB:

         (a) Each of the obligations of Bancorp and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bancorp and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole, and NCSB shall have received a certificate to that effect signed by the President and Chief Executive Officer of Bancorp and the Bank.

         (b) Bancorp and the Bank shall have furnished NCSB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as NCSB may reasonably request.

         (c) NCSB shall have received the written opinion of Elias, Matz, Tiernan and Herrick L.L.P., dated the date of the Closing, that addresses the matters set forth in Appendix D hereto.


                                   ARTICLE VI

                    TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of NCSB:

         (a)      by mutual written consent of the parties hereto;

         (b) by Bancorp, the Bank or NCSB (i) if the Effective Time shall not have occurred on or prior to June 30, 1998 or (ii) if a vote of the stockholders of NCSB is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of NCSB contemplated by Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Bancorp or NCSB upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

         (d) by Bancorp in writing if NCSB has, or by NCSB in writing if Bancorp has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of NCSB and the NCSB Subsidiaries or Bancorp and the Bancorp Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

         (e) by Bancorp or NCSB in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of Bancorp, would materially impair the value of NCSB and the NCSB Subsidiaries to Bancorp, and the time period for appeals and requests for reconsideration has run.

         6.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by Bancorp, the Bank or NCSB as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and
7.01 hereof and except for liability for any breach of this Agreement.

         6.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of NCSB, the parties may
(a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of NCSB, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of NCSB. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.01.    EXPENSES.

         (a) Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of its obligations under this Agreement, including legal, accounting and investment banking fees and expenses, filing fees and printing expenses, except as set forth below.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall willfully default in its obligations hereunder, the nondefaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting and investment banking fees and expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails, provided however that such damages, costs and expenses shall in no event be less than $150,000.

         (c) NCSB shall pay Bancorp, and Bancorp shall be entitled to payment of, a fee equal to $250,000 (the "Fee") upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to Bancorp in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) 18 months following the first occurrence of a Purchase Event (as defined herein), or (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Bancorp pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of NCSB).

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) NCSB shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Bancorp or any affiliate of Bancorp (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the 1933 Act) or the Board of Directors of NCSB shall have recommended that the shareholders of NCSB approve or accept any Acquisition Transaction with any person other than Bancorp or any affiliate of Bancorp. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving NCSB, (y) a purchase, lease or other acquisition of all or substantially all of the assets of NCSB, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of NCSB;

                  (ii) After a bona fide proposal is made by any person other than Bancorp or any affiliate of Bancorp to NCSB or its shareholders to engage in an Acquisition Transaction, (A) NCSB shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Bancorp to terminate this Agreement or
         (B) the
         holders of the NCSB Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or
         (C) the Board of Directors of NCSB shall have withdrawn or modified in a manner adverse to Bancorp the recommendation of the Board of Directors of NCSB with respect to this Agreement.

         If more than one of the transactions giving rise to a Purchase Event under this Section is undertaken or effected, then all such transactions shall give rise to only one Purchase Event.

         (e) NCSB shall give written notice to Bancorp within 24 hours of the occurrence of a Purchase Event known to NCSB; however, the giving of such notice by NCSB shall not be a condition to the right of Bancorp to obtain the Fee.


         7.02. SURVIVAL. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Section 4.12 hereof.

         7.03. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a)      If to Bancorp, to:

                  Enterprise Federal Bancorp, Inc.
                  7810 Tylersville Square Drive
                  West Chester, Ohio  45069
                  Attn: Otto L. Keeton

                  Copy to:

                  Elias, Matz, Tiernan and Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn: Kevin M. Houlihan, Esq.

         (b)      If to NCSB, to:

                  North Cincinnati Savings Bank
                  4947 Kenwood Road
                  Blue Ash, Ohio 45242
                  Attn: Michael W. Kelley

                  Copy  to:

                  Vorys, Sater, Seymour and Pease
                  Suite 2100, Atrium Two
                  221 East Fourth Street
                  Cincinnati, Ohio  45201
                  Attn: Terri Reyering Abare


or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05.    COMPLETE AGREEMENT.  This Agreement and the
Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         7.08. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, Bancorp, the Bank and NCSB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  ENTERPRISE FEDERAL BANCORP, INC.

Attest:

/s/ Edith P. Mayer                By:     /s/ Otto L. Keeton
---------------------------               -------------------------------------
Edith P. Mayer                            Otto L. Keeton
Corporate Secretary                       President and Chief Executive Officer


                                  ENTERPRISE FEDERAL SAVINGS BANK

Attest:

/s/ Edith P. Mayer                By:     /s/ Otto L. Keeton
---------------------------               -------------------------------------
Edith P. Mayer                            Otto L. Keeton
Corporate Secretary                       President and Chief Executive Officer


                                  NORTH CINCINNATI SAVINGS BANK
Attest:

/s/ Eileen M. Davis               By:     /s/ Michael W. Kelley
---------------------------               -------------------------------------
Eileen M. Davis                           Michael W. Kelley
Vice President and Secretary              President

                                                                      APPENDIX A


                             STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of July 18, 1997, by and among Enterprise Federal Bancorp, Inc. (the "Acquiror"), an Ohio corporation, and certain stockholders of North Cincinnati Savings Bank (the "Company"), an Ohio chartered stock savings bank, named on Schedule I hereto (collectively the "Stockholders").

                                  WITNESSETH:

         WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into Enterprise Federal Savings Bank (the "Bank"), a federally chartered stock savings bank and a wholly owned subsidiary of the Acquiror (the "Merger"); and

         WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF ACQUIROR COMMON STOCK. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, $1.00 par value per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between the Bank and the Company dated as of the date hereof;

                  (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

                  (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. NOTICES. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.


                           ENTERPRISE FEDERAL BANCORP, INC.


                           By:      /s/ Otto L. Keeton
                                    --------------------------------------
                                    Name:  Otto L. Keeton
                                    Title: President and Chief Executive Officer


                           COMPANY STOCKHOLDERS:


                           /s/ David G. Hendy
                           -----------------------------------------------
                           David G. Hendy


                           /s/ John L. Mason
                           -----------------------------------------------
                           John L. Mason


                           /s/ Robert J. Novak
                           -----------------------------------------------
                           Robert J. Novak


                           /s/ Arthur J. Schuh
                           -----------------------------------------------
                           Arthur J. Schuh


                           /s/ Robert H. Sendelbeck
                           -----------------------------------------------
                           Robert H. Sendelbeck


                           /s/ Michael W. Kelley
                           -----------------------------------------------
                           Michael W. Kelley



                           /s/ Eileen M. Davis
                           -----------------------------------------------
                           Eileen M. Davis

                                   SCHEDULE I


                                               Number of Shares of
                                               Company Common Stock
Name of Stockholder                             Beneficially Owned
---------------------------------     ------------------------------------


David G. Hendy                                             5,000
John L. Mason                                             10,000
Robert J. Novak                                           10,000
Arthur J. Schuh                                            9,000
Robert H. Sendelbeck                                       6,000
Michael W. Kelley                                          8,800
Eileen M. Davis                                            5,000

                                                                      APPENDIX B


                                 PLAN OF MERGER


         THIS PLAN OF MERGER (the "Plan"), dated this 18th day of July, 1997, is by and among Enterprise Federal Bancorp, Inc., an Ohio corporation ("Bancorp"), Enterprise Federal Savings Bank, a federally chartered stock savings bank and wholly-owned subsidiary of Bancorp (the "Bank") and North Cincinnati Savings Bank, an Ohio chartered stock savings bank ("NCSB").


                              W I T N E S S E T H:

         WHEREAS, Bancorp, the Bank and NCSB have entered into an Agreement and Plan of Reorganization (the "Agreement") dated July 18, 1997, pursuant to which NCSB will merge with and into the Bank (the "Merger"); and

         WHEREAS, NCSB and the Bank desire to merge on the terms and conditions herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.  THE MERGER

         Subject to the terms and conditions of the Plan, at the Effective Time (as defined in Section 2 below), NCSB shall merge with and into the Bank in accordance with the applicable provisions of the Ohio Revised Code Annotated ("ORC") and 12 C.F.R. Section 563.22. The Bank shall be the surviving corporation (the "Surviving Corporation") and shall operate under the name "Enterprise Federal Savings Bank." Upon consummation of the Merger, the separate corporate existence of NCSB shall cease.

SECTION 2.  EFFECTIVE TIME

         The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio and Articles of Combination ("Articles of Combination") with the Office of Thrift Supervision, unless a later date and time is specified as the effective time in such Certificate of Combination and Articles of Combination (the "Effective Time").

SECTION 3.  CHARTER AND BYLAWS

         The Charter and Bylaws of the Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Corporation.

SECTION 4.  EFFECTS OF THE MERGER

         From and after the Effective Time, the Merger shall have the effects set forth in Chapter 17, Section 1701.82 of the ORC and Section 12 C.F.R.
Section 563.22.

SECTION 5.  DIRECTORS AND EXECUTIVE OFFICERS

         Upon consummation of the Merger:

         (i) The directors of the Surviving Corporation shall consist of six (6) persons, the names of which are set forth as Appendix A to this Plan and incorporated by reference herein;

         (ii) The executive officers of the Surviving Corporation shall be as set forth in Appendix B to this Plan and incorporated herein by reference.

SECTION 6.  EFFECT ON SHARES OF NCSB COMMON STOCK

         At the Effective Time:

         (i) Each share of common stock of NCSB, par value, $1.00 per share, issued and outstanding will be converted to a right to receive the Merger Consideration as defined and pursuant to the terms and conditions set forth in Section 1.04 of the Agreement; and

         (ii) Each share of Bank capital stock issued and outstanding shall remain issued and outstanding.


SECTION 7.  ADDITIONAL ACTIONS

         If at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to:

         (i) Vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of NCSB acquired, or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or

         (ii) otherwise carry out the purposes of the Agreement and the Plan of Merger,

NCSB and its proper director and officers shall be deemed to have granted to Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Agreement and the Plan of Merger; and the proper directors and officers of the Surviving Corporation are fully authorized in the name of NCSB or otherwise to take any and all such action.

SECTION 8.  COUNTERPART

         This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute an agreement.

SECTION 9.  GOVERNING LAW

         (i) This Plan shall be governed in all respects, including but not limited to, validity, interpretation, effect and performance, by the laws of the State of Ohio.

         (ii) Section headings are not to be considered part of this Plan, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan or any of its provisions.

SECTION 10.  AMENDMENT

         Subject to applicable law and Section 6.03 of the Agreement, this Plan may be amended, modified or supplemented only by written agreement of Bancorp, the Bank and NCSB at any time prior to the Effective Time.

SECTION 11.  WAIVER

         Subject to Section 6.03 of the Agreement, any of the terms of conditions of this Plan may be waived at any time by whichever of the parties hereto is entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

SECTION 12.  ASSIGNMENT; TERMINATION

         This Plan may not be assigned by any party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

SECTION 13.  ACKNOWLEDGMENT

         Each party to this Plan acknowledges and affirms that its Board of Directors has:

         (i)     Approved the Agreement, this Plan and the Merger; and

         (ii)    Authorized the execution of the Agreement and the Plan; and

         (iii) Empowered its signatories to execute the Agreement and this Plan.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Plan as of the day and year first above written:

Attest:                              ENTERPRISE FEDERAL SAVINGS BANK


/s/ Edith P. Mayer            By:    /s/ Otto L. Keeton
----------------------------         ------------------------------------------
Edith P. Mayer                       Otto L. Keeton, President and
Secretary                               Chief Executive Officer

                                     ENTERPRISE FEDERAL BANCORP, INC.


/s/ Edith P. Mayer            By:    /s/ Otto L. Keeton
----------------------------         ------------------------------------------
Edith P. Mayer                       Otto L. Keeton, President and
Secretary                               Chief Executive Officer

                                     NORTH CINCINNATI SAVINGS BANK


/s/ Eileen M. Davis           By:    /s/ Michael W. Kelley
----------------------------         ------------------------------------------
Eileen M. Davis                      Michael W. Kelley President
Secretary

                                                                      APPENDIX C


                        FORM OF OPINION OF NCSB COUNSEL

                 (a) NCSB is an Ohio-chartered stock savings bank duly organized and existing under the laws of the State of Ohio. NCSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

                 (b) NCSB is a member of the Federal Home Loan Bank of Cincinnati; the savings accounts of depositors in NCSB are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund.

                 (c) The authorized capital stock of NCSB consists of 5,000,000 shares of common stock, $1.00 par value per share (the "NCSB Common Stock"), 396,750 of which are issued and outstanding, and 1,000,000 shares of preferred stock, $1.00 par value, none of which are issued and outstanding. All of the outstanding shares of NCSB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the stockholders of NCSB have no preemptive rights with respect to any shares of the capital stock of NCSB. NCSB does not have any outstanding class of capital stock other than shares of its common stock and, to our knowledge, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments obligating NCSB to issue, deliver or sell, cause to be issued, delivered or sold, or restricting NCSB from selling any additional NCSB Common Stock or obligating NCSB to grant, extend or enter into any such agreement or commitment.

                 (d) The Agreement and the Plan of Merger has been duly authorized, executed and delivered by NCSB, and constitute valid and binding obligations of NCSB enforceable in accordance with their terms, except that the enforceability of the obligations of NCSB may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement and the Plan of Merger may be limited by implied covenants of good faith, fair dealing and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

                 (e) The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the Amended Articles of Incorporation, Constitution or the Bylaws of NCSB; (ii) to our knowledge, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse or time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree to which NCSB is a party or by which

         NCSB is bound; or (iii) cause NCSB to violate any statute, order, rule or regulation applicable to NCSB.

                 (f) All actions required by law, the Amended Articles of Incorporation of NCSB or its Constitution or Bylaws to be taken by the directors and stockholders of NCSB to authorize the execution, delivery and performance of the Agreement and the Plan of Merger and consummation of the Merger and the actions contemplated thereby have been duly taken.

                 (g) All approvals, authorizations, consents or other actions and all filings under Ohio and federal law required to be obtained by NCSB in order to permit the execution and delivery of the Agreement and the Plan of Merger and the performance of the transactions contemplated therein in connection with the Merger have been obtained. To our knowledge, no consent of any other party or entity (other than approvals, authorizations, consents and other actions required to be obtained by Bancorp) is required in connection with the execution, delivery and performance by NCSB of its obligations under the Agreement and the Plan of Merger.

                 (h) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our familiarity with the affairs of NCSB, no facts have come to our attention that caused us to believe that (except for financial statements, notes to financial statements, other tabular financial information, and other financial and statistical data and information as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of NCSB at which the Agreement and the Plan of Merger were approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (i) To our knowledge and except as set forth in the NCSB Disclosure Schedule, there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or financial condition of NCSB, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to NCSB, would not have a material adverse effect on the business, operations, assets or financial condition of NCSB. To our knowledge, NCSB is not in default with respect to any order, writ, injunction or decree of any court or of any federal governmental department, commission, board, bureau, agency or authority, to which it or its properties are subject.

                 (j) To our knowledge, NCSB has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct its business under applicable Ohio and federal laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of NCSB. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement and the Plan of Merger, except for such permits, licenses, orders and approvals the loss of which would not have a material adverse effect on the business, operations, assets or financial condition of NCSB.

         In rendering such opinion, such counsel may rely as to matters of fact, on certificates of responsible officers of NCSB and public officials. Such counsel's opinion shall be limited to matters governed by Ohio and federal laws. Whenever any opinion expressed herein with respect to any matter is qualified by the phrase "to our knowledge," such language indicates that (i) the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm (a) who have participated directly in the specific transactions to which this opinion relates or (b) who the individual lawyer signing the opinion should know may have relevant information concerning the subject matter of such opinion; (ii) such counsel has not undertaken any independent investigation with respect to such matter except as may be specifically set forth in such counsel's opinion; and (iii) no inference that such counsel has actual knowledge concerning such matter should be drawn from the fact of such counsel's representation of NCSB as special counsel or such counsel's expression of such opinion. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of NCSB shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of NCSB or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than NCSB.

                                                                      APPENDIX D

                         FORM OF OPINION OF COUNSEL OF
                                    BANCORP

                 (a) Bancorp is a corporation duly organized and validly existing under the laws of the State of Ohio. Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Bancorp is registered as a thrift holding company under the Home Owners' Loan Act.

                 (b) Enterprise Federal Savings Bank is a federally chartered stock savings bank duly organized and existing under the laws of the United States. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

                 (c) The deposit accounts of the Bank are insured up to applicable limits by the Savings Association Insurance Fund, administered by the FDIC.

                 (d) The authorized capital stock of Bancorp consists of 4,000,000 shares of common stock, par value .01 per share (the "Bancorp Common Stock"), of which 2,000,828 are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All of the outstanding shares of Bancorp Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and the stockholders of Bancorp have no preemptive rights with respect to any shares of the capital stock of Bancorp. Bancorp does not have any outstanding class of capital stock other than shares of its common stock and, to our knowledge, there are no outstanding subscription rights, options (other than an aggregate of 226,860 (as of July 14, 1997) options to purchase Bancorp Common Stock which have been granted pursuant to Bancorp's 1994 Stock Option Plan), conversion rights, warrants or other agreements or commitments obligating Bancorp to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Bancorp from selling any additional Bancorp Common Stock or obligating Bancorp to grant, extend or enter into any such agreement or commitment. The outstanding shares of capital stock of the Bank have been validly authorized and issued and are fully paid, free of preemptive rights and non-assessable and, to our knowledge, are owned directly by Bancorp free and clear of any liens, claims, equities, restrictions or encumbrances. The Bancorp Common Stock to be issued in connection with the Merger in accordance with Article I of the Agreement and the Plan of Merger is duly reserved for issuance, and when so issued, will be duly authorized and validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Bancorp.

                 (e) The Agreement and the Plan of Merger have been duly authorized, executed and delivered by Bancorp, and constitute the valid and binding obligations of Bancorp enforceable in accordance with their terms, except that the enforceability of the obligations of Bancorp may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement and the Plan of Merger may be limited by implied covenants of good faith, fair dealing and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

                 (f) The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the respective Articles of Incorporation or the Bylaws of Bancorp or the Bank; (ii) to our knowledge, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse or time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree to which Bancorp or the Bank are a party or by which Bancorp or the Bank are bound; or (iii) cause Bancorp or the Bank to violate any statute, order, rule or regulation applicable to Bancorp or the Bank.

                 (g) All actions required by law, the Articles of Incorporation of Bancorp or its Code of Regulations or Bylaws or the Charter or Bylaws of the Bank, as applicable, to be taken by the directors of Bancorp and the Bank to authorize the execution, delivery and performance of the Agreement and the Plan of Merger and consummation of the Merger and the actions contemplated thereby have been duly taken.

                 (h) All approvals, authorizations, consents or other actions and all filings under federal law and Ohio law required to be obtained by Bancorp in order to permit the execution and delivery of the Agreement and the Plan of Merger and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No consent of any other party or entity (other than approvals, authorizations, consents and other actions required to be obtained by NCSB) is required in connection with the execution, delivery and performance by Bancorp and the Bank of their obligations under the Agreement and the Plan of Merger.

                 (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our familiarity with the affairs of Bancorp and the Bank, no facts have come to our attention that caused us to believe that (except for financial statements, notes to financial statements, other tabular financial information, and other financial and statistical data and information as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of NCSB at which the Agreement and the Plan of Merger were approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (j) To our knowledge, there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or condition (financial or otherwise) of Bancorp or the Bank, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Bancorp or the Bank, would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. To our knowledge, Bancorp and the Bank are not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, to which they or their properties are subject.

                 (k) To our knowledge, each of Bancorp and the Bank has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct their respective businesses under applicable federal laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement and Plan of Merger, except for such permits, licenses, orders and approvals the loss of which would not have a material adverse effect on the business, operations, assets or financial condition of Bancorp and the Bank taken as a whole.

                 (l) The registration statement of Bancorp has been declared effective by the SEC under the Securities Act and, to our knowledge, no stop order suspending the effectiveness thereof has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

                 (m) The terms and provisions of the Bancorp Common Stock conforms to the description thereof contained in the Proxy Statement/Prospectus. The forms of certificate used to evidence the Bancorp Common Stock are in due and proper form.

         In rendering such opinion, such counsel may rely as to matters of fact, on certificates of responsible officers of the Bancorp and the Bank and public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by Ohio law. Whenever any opinion expressed herein with respect to any matter is qualified by the phrase "to our knowledge," such language indicates that (i) the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm (a) who have participated directly in the specific transactions to which this opinion relates or (b) who the individual lawyer signing the opinion should know may have relevant information concerning the subject matter of such opinion; (ii) such counsel has not undertaken any independent investigation with respect to such matter except as may be specifically set forth in such counsel's opinion; and (iii) no inference that such counsel has actual knowledge concerning such matter should be drawn from the fact of such counsel's representation of Bancorp as special counsel or such counsel's expression of such opinion. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of Bancorp or the Bank shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Bancorp or the Bank or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Bancorp or the Bank.